Exhibit 99.7

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 000001 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/ESSA or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ESSA Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, and 3. For Against Abstain For Against Abstain 1. Approval of the Agreement and Plan of Merger, by and among 2. Approval of an advisory (non-binding) basis, specified CNB Financial Corporation, a Pennsylvania corporation, CNB compensation that may become payable to the named Bank, a Pennsylvania-chartered nonmember bank (“CNB Bank”) executive officers of ESSA in connection with the merger; and and wholly owned subsidiary of CNB, ESSA, and ESSA Bank & Trust, a Pennsylvania-chartered stock savings bank (“ESSA Bank”) and wholly-owned subsidiary of ESSA, dated as of January 9, 2025, pursuant to which (i) ESSA will merge with and into CNB, with CNB as the surviving entity, and (ii) ESSA Bank will merge with and into CNB Bank, with CNB Bank as the surviving entity (the “ESSA merger proposal”); For Against Abstain 3. Approval of one or more adjournments of the ESSA special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at an adjournment or postponement of that meeting, to approve the ESSA merger proposal.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 P C F 6 4 6 1 1 2 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 2025 ESSA Bancorp, Inc. Special Meeting of Stockholders The 2025 Special Meeting of Stockholders of ESSA Bancorp, Inc. will be held on , at a.m. EST virtually via the Internet at https://meetnow.global/MSSN7L7. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: http://www.essabank.com/proxy Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ESSA q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — ESSA Bancorp, Inc. Notice of 2025 Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — Each of the members of the Board of Directors, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of ESSA Bancorp, Inc. to be held on or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal #1, FOR Proposal #2, and FOR Proposal #3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.